As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IP STRATEGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-4558219
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

9668 Bujacich Road

Gig Harbor, Washington 98332

(253) 509-0008

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Justin Stiefel

IP Strategy Holdings, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

(253) 509-0008

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3 (this “Registration Statement”) contains two prospectuses:

● a base prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $75,000,000 of the securities identified therein from time to time in one or more offerings; and

● a resale prospectus covering the offering and sale by the selling securityholders named therein of up to 1,375,680 shares of our common stock.

The base prospectus immediately follows this explanatory note. The material terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus. The $75,000,000 of securities that we may offer, issue and sell under the base prospectus is exclusive of the 1,375,680 shares of our common stock that may be offered and sold by the selling securityholders under the resale prospectus.

Additionally, this Registration Statement is being filed by us pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), to replace our registration statement on Form S-1 (File No. 333-289870), initially filed with the Securities and Exchange Commission on August 26, 2025 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, we are registering on this Registration Statement an aggregate of 958,609 shares of common stock (the “Unsold Securities”) previously registered under the Prior Registration Statement, which are included herein on the resale prospectus. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2026

PRELIMINARY PROSPECTUS

IP Strategy Holdings, Inc.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $75,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock is listed on the NASDAQ Capital Market under the symbols IPST.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026

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The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise noted, the share and per share information in this prospectus reflect reverse stock splits of our outstanding common stock at (i) a 0.57-for-1 ratio that was effected on May 14, 2024, (ii) a 1-for-20 ratio that was effected on November 5, 2025, and (iii) a 1-for-20 ratio that was effected on April 23, 2026.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to IP Strategy Holdings, Inc., our subsidiaries and our consolidated entities.

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PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information that you should consider before investing in securities. This summary is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Information Incorporated by Reference. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to IP Strategy, Inc.

Overview

We operate a diversified business centered on digital asset–based infrastructure and intellectual property (“IP”) management, supplemented by a legacy craft spirits operating segment. In August 2025, we consummated a $220 million offering of our pre-paid stock purchase warrants in which we acquired 53.2 million $IP Tokens for our digital asset treasury. The $IP Token is the native utility token of the Story Network, a decentralized layer 1 blockchain that allows network participants to register, license and enforce IP assets. Our strategic focus involves the continued growth of our validator services using our $IP Tokens to generate yield, and the possible future acquisition, management, and monetization of IP that can add value to our balance sheet and deliver more revenue and yield.

We are among the largest corporate holders of $IP Tokens, and we actively deploy these holdings to generate yield and service revenue through validator operations. We view our $IP Token holdings as productive assets that support transaction validation, network security, and IP-centric economic activity across the Story ecosystem. We established our validator business in September 2025 to allow us to derive yield and revenue from our large $IP Token holdings. A cryptocurrency validator is like a digital “notary” or “referee” in a blockchain network. Its job is to check that transactions on the network are real and follow the network rules. Validators also are randomly selected to propose a new block of transactions to be added to the blockchain. When a participant attempts a transaction, that participant is required to pay a minimum “gas” fee. A participant can opt to pay an additional fee to ensure that its transaction is added to the blockchain more quickly. These fees are denominated in the same cryptocurrency that is evidenced by the blockchain. In the case of the Story Network, these fees are denominated in $IP Tokens. The validator chosen to propose a block will (when that block is successfully confirmed by the other validator nodes) receive the gas fees for all transactions in the block (known as “execution layer rewards”). In addition, the Story Network automatically issues $IP Tokens as rewards to validators that successfully propose a block. We have elected to continue operating our own validator services rather than to “delegate” our $IP Tokens to third-party validation service providers.

In parallel with our digital asset management operations, we continue to operate a streamlined spirits business through our Heritage Distilling Company subsidiary that markets and sells award-winning craft whiskeys and select flavored spirits. Over the past year, we have taken a number of steps to reduce the costs associated with, and increase the revenue from, our spirits segment and, as a result, our spirits business is becoming increasingly asset-light and is focused on wholesale distribution, direct-to-consumer (“DtC”) sales, and the expansion of our Tribal Beverage Network (“TBN”) through licensing, royalties, and management agreements.

Our Operating Segments

IP Management Infrastructure

Our digital asset–based infrastructure and IP management strategy is intended to bring value to our stockholders in the following ways:

●	We operate a number of validator nodes on the Story Network, including new nodes established under our custody arrangement with Crypto.com, that are used to stake our own $IP Tokens. In a proof-of-stake network, such as the Story Network, validators earn incremental tokens from their efforts in securing the network and validating transactions. Third parties can also delegate $IP Tokens to our validator node on the Story Network for which we typically earn a 5% commission on the staking rewards earned by such third parties, which amount is subject to change in our discretion at any time and from time to time. At May 28, 2026, third parties had delegated 843,694.12 $IP Tokens to our validator. Any incremental $IP Tokens we earn in our validator operations are treated as revenue for us under GAAP and provide us an additional source of liquidity.

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●	We plan to strategically and opportunistically engage in the issuance of our securities in the capital markets, which may include the issuance of equity, convertible debt or other securities, to raise capital in an accretive fashion for the benefit of our stockholders to purchase and hold additional $IP Tokens.

●	We stake the majority of the $IP Tokens in our treasury to earn a staking yield and turn our treasury into a productive asset. At May 28, 2026, we were staking approximately 81.8% of the $IP Tokens in our treasury. In the first quarter of 2026, we began moving a majority of our $IP Tokens to third-party custodians that will allow us to continue our validator efforts and to stake our $IP Tokens under longer-term contracts to increase yield. Unless we need to sell $IP Tokens to cover operating expenses, we generally intend to keep those $IP Tokens staked going forward. We do not currently hedge our $IP Tokens and do not currently have plans to hedge our $IP Tokens or otherwise engage in decentralized finance activities. Any future hedging or decentralized finance activities we undertake will be subject to approval by the Digital Assets Committee of our Board and, if material in amount or scope, will be publicly disclosed.

●	In September 2025, the Digital Assets Committee of our Board approved our sale of covered call options using less than 2% of the total amount of $IP Tokens we own. On January 6, 2026, the Board increased this authorized amount to 3 million $IP Tokens, of which as of May 28, 2026 2,456,000 $IP Tokens remain active in that program representing approximately 5.3% of the 46,301,630 $IP Tokens currently held in our treasury. We sell 30-day covered call options that can be exercised if the price of the $IP Token in the market reaches a price that is 10% to 50% above the $IP Token price at the time the option is sold. To date, we have been earning monthly yields averaging approximately 4% (nearly 60% annually on a compounded basis) while still owning the $IP Tokens underlying such options until such time as the price of the $IP Token in the open market reaches the call threshold.

●	At May 28, 2026, approximately 99% of our digital asset reserves consisted of $IP Tokens, with the reminder of such assets held in USDC and a small amount of $ARIA tokens (a layer 2 token that allows for fractional ownership of music rights built on the Story layer 1 blockchain) we acquired in late 2025. We do not intend to dedicate any of our treasury-allocated capital to other digital assets outside of those in the Story ecosystem. We may strategically purchase additional $IP Tokens from time to time, including through over-the-counter transactions and strategic partnerships, which could provide gains for our stockholders.

●	We may sell our $IP Token holdings, whether on the open market, through block trades or in other negotiated transactions, for various reasons and at various times, which may include to raise cash for the repurchase of shares of our common stock when our Board believes such repurchases will result in the creation of accretive value for our stockholders and at such times when it is legally permissible to do so. We may also sell unlocked $IP Tokens or $IP Tokens earned from our validating efforts in the market under certain market conditions to build cash reserves, to acquire IP assets, to grow or launch a new product or service, or to cover ongoing expenses.

There can be no assurance, however, that the value of $IP Tokens will increase, and investors should carefully consider the risks associated with digital assets. See “Risk Factors — Risks Related to Our Cryptocurrency Treasury Reserve Strategy and $IP Tokens” in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference into this prospectus for additional information.

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Craft Spirits

Our craft spirits segment includes the production, marketing, licensing, and sale of a diverse line of award-winning craft super-premium whiskeys and premium-flavored whiskeys, under our owned and licensed brands, with a focus on wholesale distribution, DtC sales, and the expansion of our Tribal Beverage Network (TBN) through licensing and royalty arrangements. For a decade we received the most craft distiller awards from the American Distilling Institute than any other craft distiller in North America, in addition to receiving numerous Best of Class, Double Gold, and Gold medals in a broad range of national and international competitions. While we compete with more than 3,000 active craft distilleries in the United States, we believe we are differentiated from our competitors by scale, award recognition, innovation, and distribution strategy.

We offer a diversified portfolio of super-premium whiskeys and premium-flavored whiskey products:

1st Special Forces Whiskey & Salute Series: In 2015, we launched 1st Special Forces Whiskey, a premium brand positioned towards active-duty military, retired military, military families, and others supportive of the armed forces in the Pacific Northwest, where the 1st Special Forces Group is stationed at Joint Base Lewis McChord. We have produced seven blends of Special Forces Whiskey annually since 2015, and a portion of the sales proceeds of this brand are donated by us to special forces charities annually. We are expanding this concept to the multiple Special Forces groups across the country with a greater emphasis on distribution in more states and direct to consumer shipping through our e-commerce platform. Limited releases are priced between $95 and $145 per bottle.

Flavored Whiskey Leadership: In 2017, we created and launched Flavored Bourbon, a bourbon flavored with brown sugar and cinnamon. It quickly grew into one of the fastest-growing flavored whiskeys in the Pacific Northwest and was named “World’s Best Flavored Whiskey” in 2018 and 2019 by Whiskey Magazine in London. In 2020, we sold a majority interest in the brand to an industry group and retained a significant minority position. Following on the success of the Flavored Bourbon brand, and after examining the market, we created Cocoa Bomb chocolate whiskey, a premium flavored whiskey that was tested in a limited distribution in the Pacific Northwest in 2022 and first rolled out for wholesale expansion in 2023. In February 2025 and 2026, Cocoa Bomb was recognized as the “Best Flavored Whiskey in the United States” by Whiskey Magazine, and in March 2025, Cocoa Bomb was also named “World’s Best Flavored Whiskey” at Whiskey Magazine’s global competitions. This was the fourth time we have won these prestigious awards in the flavored whiskey category for the United States and the third time globally.

Stiefel’s Select Aged Whiskey: While we were producing the whiskey products described above, we were aging additional whiskey with the goal of creating bottles of single-barrel selections with specific flavor profiles to appeal to the growing “bourbon hunter” demographic — a subset of whiskey drinkers who seek out small batch and unique high-quality whiskeys. Unlike many new brands entering the premium craft whiskey and bourbon category that rely on sourced liquid for all or a portion of their blends, we produce and age all of our products in-house for our Stiefel’s Select line. Depending on the particular product, ingredients are blends of corn, rye, malted barley, unmalted barley, peated malt and wheat. Once aged in heavy-charred American Oak barrels, the finished product is bottled at 94 to 100 proof. Future releases could also include barrel-strength releases to be priced at the high end of the super-premium range. Each barrel is bottled, hand labeled, and hand numbered with sequentially-numbered bottles. All whiskeys under this brand are aged at least four years and are selected based on stringent tasting protocols we developed. Aged whiskeys are priced at super-premium prices and are frequently supply-constrained due to market demand and the time required to produce these products.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

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●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of our November 2024 initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated in the State of Delaware on April 25, 2019. Heritage Distilling Company, Inc. (“HDC”) was incorporated in the State of Washington on July 19, 2011 to own and operate a network of craft distilleries for the purpose of creating products and services around craft distilling, blending, bottling and marketing premium distilled spirits. On March 4, 2019, as part of a corporate restructuring, HDC became our wholly-owned subsidiary.

In September 2025, we formed IP Strategy, LLC in the State of Nevada to conduct our $IP Token staking business and we filed in Delaware to do business under the name IP Strategy. On February 18, 2026, we changed our corporate name to IP Strategy Holdings, Inc.

We are now a holding company and IP Strategy, LLC and HDC are our operating subsidiaries through which all of our business is conducted. Our principal executive offices are located at 9668 Bujacich Road, Gig Harbor, Washington 98332, and our telephone number is (253) 509-0008. Our website address is https://ipstrategy.co/. Information on our website or accessible through our website is not part of this prospectus

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. You can identify these statements by the fact that they do not relate strictly to historical or current events. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. We have tried, wherever possible, to identify such statements by using words such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could,” “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative thereof or variations thereon or similar terminology relating to the uncertainty of future events or outcomes. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	risks related to our acceptance, acquisition, holding, use or disposal of Story $IP Tokens (“$IP Tokens”) or other cryptocurrencies, including how the pricing volatility of such cryptocurrencies may affect our balance sheet or profit or loss;

●	our ability to manage our $IP Tokens and to create additional revenue as a validator of $IP Tokens or by staking $IP Tokens;

●	our ability to hire additional personnel and to manage the growth of our business;

●	our ability to continue as a going concern;

●	our reliance on our brand name, reputation and product quality;

●	our ability to adequately address increased demands that may be placed on our management, operational and production capabilities;

●	the effectiveness of our advertising and promotional activities and investments;

●	our reliance on celebrities to endorse our products and market our brands;

●	general competitive conditions, including actions our competitors may take to grow their businesses;

●	fluctuations in consumer demand for craft spirits;

●	overall decline in the health of the economy and consumer discretionary spending;

●	the occurrence of adverse weather events, natural disasters, public health emergencies, including the COVID-19 pandemic, or other unforeseen circumstances that may cause delays to or interruptions in our operations;

●	risks associated with disruptions in our supply chain for raw and processed materials, including glass bottles, barrels, spirits additives and agents, water and other supplies;

●	disrupted or delayed service by the distributors we rely on for the distribution of our products;

●	our ability to successfully execute our growth strategy, including continuing our expansion in our Tribal Beverage Network and direct-to-consumer sales channels;

●	quarterly and seasonal fluctuations in our operating results;

●	anticipated accounting recognition associated with reports generated for us by outside valuation experts as they relate to the treatment of and accounting for the exchange of certain convertible promissory notes into common stock and prepaid warrants;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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●	our ability to protect our trademarks and other intellectual property rights, including our brands and reputation;

●	our ability to comply with laws and regulations affecting our business, including those relating to the manufacture, sale and distribution of spirits and other alcoholic beverages;

●	the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions;

●	claims, demands and lawsuits to which we are, and may in the future, be subject and the risk that our insurance or indemnities coverage may not be sufficient;

●	our ability to operate, update or implement our IT systems;

●	our ability to successfully pursue strategic acquisitions and integrate acquired businesses, products, services or brands;

●	our ability to implement additional finance and accounting systems, procedures and controls to satisfy public company reporting requirements;

●	our potential ability to obtain additional financing when and if needed;

●	the potential liquidity and trading of our securities;

●	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices; and

●	other circumstances and risks identified in this prospectus or referenced from time to time in our filings with the SEC.

The occurrence of the events described, and the achievement of expected results, depend on many events, some or all of which are not predictable or within our control. These and many other factors could affect our future operating results and financial condition and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by us or on its behalf.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our or our officers’ current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to certain risks and uncertainties. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so, and we disclaim any obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 985,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

DESCRIPTION OF COMMON STOCK

As of June 1, 2026, there were 721,578 shares of our common stock issued outstanding held by approximately 189 stockholders of record.

General

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the complete text of our third amended and restated certificate of incorporation (our “certificate of incorporation”), and our second amended and restated bylaws (our “bylaws”), each of which included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of the DGCL, Title 8 of the Delaware Code for additional information.

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Majority Voting

The holders of one-third of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors.

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Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no pre-emptive or other subscription rights.

Classification of the Board of Directors

Our certificate of incorporation divide our board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms. Under our certificate of incorporation and our bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors pursuant to a resolution adopted by the majority of the board of directors.

Supermajority Vote of Stockholders. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our outstanding shares of voting stock, voting together as a single class, to amend, alter, change or repeal our bylaws or certain provisions of our certificate of incorporation.

Removal of Directors; Vacancies. Our bylaws provide that a director may be removed for cause by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Amendment of Bylaws. Our bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock. Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Stock Exchange Listing. Our common stock is traded on the NASDAQ Capital Market under the symbol, “IPST.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, 23rd Floor, New York, New York 10005 and its telephone number is (800) 468-9716.

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DESCRIPTION OF PREFERRED STOCK

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our certificate of incorporation and our bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including the DGCL.

General

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Outstanding Preferred Stock

In May 2024, our board of directors designated 500,000 shares of our authorized shares of preferred stock as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock has a stated value of $12.00 per share (the “Series A Stated Value”). As of June 1, 2026, 210,700 shares of Series A Preferred Stock were issued and outstanding.

Dividends. The holders of Series A Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series A Preferred Stock at the rate of 15% per annum of the Series A Stated Value (or $1.80 per share) payable if and when declared by our board of directors or upon conversion or redemption of the Series A Preferred Stock. Dividends on the Series A Preferred Stock may be paid by us in cash, by delivery of shares of common stock or through a combination of cash and shares of common stock. If paid in common stock, the holder will receive a number of shares of common stock equal to the quotient of 110% of the accrued dividends to be paid in common stock divided by the Series A Conversion Price (as defined below). We may make payments of dividends in common stock only if the average closing price of our common stock over the five trading days preceding the dividend payment date is at or above the Series A Conversion Price.

Voting Rights. Holders of the Series A Preferred Stock have no voting rights except in connection with a proposed amendment to the terms of the Series A Preferred Stock or as required by law.

Optional Conversion. Each share of Series A Preferred Stock may be converted at any time at the election of the holder into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series A Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then applicable Series A Conversion Price. The “Series A Conversion Price” is $1,600 per share, the price per share at which our common stock was sold in our November 2024 initial public offering. However, a holder (together with its affiliates) may not convert any of such holder’s shares of Series A Preferred Stock to the extent that the holder (together with its affiliates) would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after conversion, as such percentage ownership is determined in accordance with the terms of the Series A Preferred Stock.

Mandatory Conversion. Each share of Series A Preferred Stock will automatically be converted on June 15, 2027 into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series A Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable Series A Conversion Price.

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Redemption. At the option of our board of directors, we may redeem the outstanding shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefore. The redemption price per share for shares of Series A Preferred Stock redeemed will be an amount equal to 110% of the sum of (i) the Series A Stated Value, plus (ii) the amount of the aggregate dividends then accrued on such share of Series A Preferred Stock and not previously paid. We will provide not less than 30 nor more than 60 days prior notice to the holders of any shares of Series A Preferred Stock to be redeemed.

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to stockholders before any payment will be made to the holders of any other shares of our capital stock, including our common stock, by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (i) 110% of the sum of (a) the Series A Stated Value, plus (b) the amount of the aggregate dividends then accrued on such share of Series A Preferred Stock and not previously paid, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

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●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

incur additional indebtedness;

issue additional securities;

create liens;

pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

redeem capital stock;

place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

make investments or other restricted payments;

sell or otherwise dispose of assets;

enter into sale-leaseback transactions;

engage in transactions with stockholders and affiliates;

issue or sell stock of our subsidiaries; or

effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

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●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of June 1, 2026, we had outstanding warrants that were exercisable to purchase an aggregate of 1,003,708 shares of common stock at a weighted average exercise price of $16.40 per share that expire between November 25, 2026 and August 10, 2030.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

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If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock and certain other legal matters of law will be passed upon for us by Pryor Cashman LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of IP Strategy Holdings, Inc. as of December 31, 2024 and for the year then ended have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024 and have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of Marcum LLP incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of IP Strategy Holdings, Inc. as of December 31, 2025 and for the year then ended have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025 and have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of CBIZ CPAs P.C. incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 14, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 20, 2026;

●	our Current Reports on Form 8-K filed with the SEC on April 14, 2026, April 16, 2026, April 21, 2026 and May 14, 2026;

●	our definitive proxy statement filed with the SEC on April 29, 2026; and

●	the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 14, 2026, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

IP Strategy Holdings, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

(253) 509-0008

Attn: Corporate Secretary

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov or on our website at www.seqll.com/. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2026

PRELIMINARY PROSPECTUS

Up to 1,375,680 Shares of Common Stock

IP Strategy Holdings, Inc.

This prospectus relates to the resale by the selling stockholders named in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) from time to time of up to an aggregate of 1,375,680 shares of our common stock, par value $0.0001 per share, including: (i) 380,540 outstanding shares of common stock and (ii) 995,137 shares of common stock issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders, including 532,214 shares issuable upon the exercise of warrants with an exercise price of $0.20 or less. All of the shares, when sold, will be sold by the Selling Stockholders.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the Selling Stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares. The Selling Stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution”.

No underwriter or other person has been engaged to facilitate the sale of our common stock by the Selling Stockholders in this offering. The Selling Stockholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, of the shares of common stock that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of common stock.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPST.” The last reported sale price of our common stock on Nasdaq on June 1, 2026 was $4.56 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, including any amendments or supplements, carefully before you make your investment decision.

Investing in our shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our shares in the section titled “Risk Factors” on page 9 of this prospectus, the risk factors incorporated by reference into this prospectus and the risk factors in any accompanying prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so after this offering in future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) for the delayed or continuous offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus generally describes IP Strategy Holdings, Inc. and our common stock. The Selling Stockholders may use this registration statement to sell up to an aggregate of 1,375,680 shares of our common stock from time to time through any means described in the section entitled “Plan of Distribution.” Our registration of the securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer or sell, as applicable, any of the securities registered hereunder. Under the registration statement of which this prospectus forms a part, the Selling Stockholders may, from time to time, sell the shares of our common stock offered by it described in this prospectus.

We will not receive any proceeds from the sale of common stock by the Selling Stockholders pursuant to this prospectus, although we will receive proceeds from any cash exercises of the warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus.

We and the Selling Stockholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in, or incorporated by reference into, this prospectus. You should read both this prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock at a 0.57-for-1 ratio that was effected on May 14, 2024, a 1-for-20 reverse stock split of the outstanding common stock that was effected on November 5, 2025, and a 1-for-20 reverse stock split of the outstanding common stock that was effected on April 23, 2026. Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” refer to IP Strategy Holdings, Inc. and our subsidiaries. We have registered our name, our logos, and a number of our trademarks, including Stiefel’s Select®, Tribal Beverage Network®, and TBN® in the United States. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, ©, and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information that you should consider before investing in securities. This summary is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Information Incorporated by Reference. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to IP Strategy, Holdings, Inc.

Overview

We operate a diversified business centered on digital asset–based infrastructure and intellectual property (“IP”) management, supplemented by a legacy craft spirits operating segment. In August 2025, we consummated a $220 million offering of our pre-paid stock purchase warrants in which we acquired 53.2 million $IP Tokens for our digital asset treasury. The $IP Token is the native utility token of the Story Network, a decentralized layer 1 blockchain that allows network participants to register, license and enforce IP assets. Our strategic focus involves the continued growth of our validator services using our $IP Tokens to generate yield, and the possible future acquisition, management, and monetization of IP that can add value to our balance sheet and deliver more revenue and yield.

We are among the largest corporate holders of $IP Tokens, and we actively deploy these holdings to generate yield and service revenue through validator operations. We view our $IP Token holdings as productive assets that support transaction validation, network security, and IP-centric economic activity across the Story ecosystem. We established our validator business in September 2025 to allow us to derive yield and revenue from our large $IP Token holdings. A cryptocurrency validator is like a digital “notary” or “referee” in a blockchain network. Its job is to check that transactions on the network are real and follow the network rules. Validators also are randomly selected to propose a new block of transactions to be added to the blockchain. When a participant attempts a transaction, that participant is required to pay a minimum “gas” fee. A participant can opt to pay an additional fee to ensure that its transaction is added to the blockchain more quickly. These fees are denominated in the same cryptocurrency that is evidenced by the blockchain. In the case of the Story Network, these fees are denominated in $IP Tokens. The validator chosen to propose a block will (when that block is successfully confirmed by the other validator nodes) receive the gas fees for all transactions in the block (known as “execution layer rewards”). In addition, the Story Network automatically issues $IP Tokens as rewards to validators that successfully propose a block. We have elected to continue operating our own validator services rather than to “delegate” our $IP Tokens to third-party validation service providers.

In parallel with our digital asset management operations, we continue to operate a streamlined spirits business through our Heritage Distilling Company subsidiary that markets and sells award-winning craft whiskeys and select flavored spirits. Over the past year, we have taken a number of steps to reduce the costs associated with, and increase the revenue from, our spirits segment and, as a result, our spirits business is becoming increasingly asset-light and is focused on wholesale distribution, direct-to-consumer (“DtC”) sales, and the expansion of our Tribal Beverage Network (“TBN”) through licensing, royalties, and management agreements.

Our Operating Segments

IP Management Infrastructure

Our digital asset–based infrastructure and IP management strategy is intended to bring value to our stockholders in the following ways:

●	We operate a number of validator nodes on the Story Network, including new nodes established under our custody arrangement with Crypto.com, that are used to stake our own $IP Tokens. In a proof-of-stake network, such as the Story Network, validators earn incremental tokens from their efforts in securing the network and validating transactions. Third parties can also delegate $IP Tokens to our validator node on the Story Network for which we typically earn a 5% commission on the staking rewards earned by such third parties, which amount is subject to change in our discretion at any time and from time to time. At May 28, 2026, third parties had delegated 843,694.12 $IP Tokens to our validator. Any incremental $IP Tokens we earn in our validator operations are treated as revenue for us under GAAP and provide us an additional source of liquidity.

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●	We plan to strategically and opportunistically engage in the issuance of our securities in the capital markets, which may include the issuance of equity, convertible debt or other securities, to raise capital in an accretive fashion for the benefit of our stockholders to purchase and hold additional $IP Tokens.

●	We stake the majority of the $IP Tokens in our treasury to earn a staking yield and turn our treasury into a productive asset. At May 28, 2026, we were staking approximately 81.8% of the $IP Tokens in our treasury. In the first quarter of 2026, we began moving a majority of our $IP Tokens to third-party custodians that will allow us to continue our validator efforts and to stake our $IP Tokens under longer-term contracts to increase yield. Unless we need to sell $IP Tokens to cover operating expenses, we generally intend to keep those $IP Tokens staked going forward. We do not currently hedge our $IP Tokens and do not currently have plans to hedge our $IP Tokens or otherwise engage in decentralized finance activities. Any future hedging or decentralized finance activities we undertake will be subject to approval by the Digital Assets Committee of our Board and, if material in amount or scope, will be publicly disclosed.

●	In September 2025, the Digital Assets Committee of our Board approved our sale of covered call options using less than 2% of the total amount of $IP Tokens we own. On January 6, 2026, the Board increased this authorized amount to 3 million $IP Tokens, of which as of May 28, 2026 2,456,000 $IP Tokens remain active in that program representing approximately 5.3% of the 46,301,630 $IP Tokens currently held in our treasury. We sell 30-day covered call options that can be exercised if the price of the $IP Token in the market reaches a price that is 10% to 50% above the $IP Token price at the time the option is sold. To date, we have been earning monthly yields averaging approximately 4% (nearly 60% annually on a compounded basis) while still owning the $IP Tokens underlying such options until such time as the price of the $IP Token in the open market reaches the call threshold.

●	At May 28, 2026, approximately 99% of our digital asset reserves consisted of $IP Tokens, with the reminder of such assets held in USDC and a small amount of $ARIA tokens (a layer 2 token that allows for fractional ownership of music rights built on the Story layer 1 blockchain) we acquired in late 2025. We do not intend to dedicate any of our treasury-allocated capital to other digital assets outside of those in the Story ecosystem. We may strategically purchase additional $IP Tokens from time to time, including through over-the-counter transactions and strategic partnerships, which could provide gains for our stockholders.

●	We may sell our $IP Token holdings, whether on the open market, through block trades or in other negotiated transactions, for various reasons and at various times, which may include to raise cash for the repurchase of shares of our common stock when our Board believes such repurchases will result in the creation of accretive value for our stockholders and at such times when it is legally permissible to do so. We may also sell unlocked $IP Tokens or $IP Tokens earned from our validating efforts in the market under certain market conditions to build cash reserves, to acquire IP assets, to grow or launch a new product or service, or to cover ongoing expenses.

There can be no assurance, however, that the value of $IP Tokens will increase, and investors should carefully consider the risks associated with digital assets. See “Risk Factors — Risks Related to Our Cryptocurrency Treasury Reserve Strategy and $IP Tokens” in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference into this prospectus for additional information.

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Craft Spirits

Our craft spirits segment includes the production, marketing, licensing, and sale of a diverse line of award-winning craft super-premium whiskeys and premium-flavored whiskeys, under our owned and licensed brands, with a focus on wholesale distribution, DtC sales, and the expansion of our Tribal Beverage Network (TBN) through licensing and royalty arrangements. For a decade we received the most craft distiller awards from the American Distilling Institute than any other craft distiller in North America, in addition to receiving numerous Best of Class, Double Gold, and Gold medals in a broad range of national and international competitions. While we compete with more than 3,000 active craft distilleries in the United States, we believe we are differentiated from our competitors by scale, award recognition, innovation, and distribution strategy.

We offer a diversified portfolio of super-premium whiskeys and premium-flavored whiskey products:

1st Special Forces Whiskey & Salute Series: In 2015, we launched 1st Special Forces Whiskey, a premium brand positioned towards active-duty military, retired military, military families, and others supportive of the armed forces in the Pacific Northwest, where the 1st Special Forces Group is stationed at Joint Base Lewis McChord. We have produced seven blends of Special Forces Whiskey annually since 2015, and a portion of the sales proceeds of this brand are donated by us to special forces charities annually. We are expanding this concept to the multiple Special Forces groups across the country with a greater emphasis on distribution in more states and direct to consumer shipping through our e-commerce platform. Limited releases are priced between $95 and $145 per bottle.

Flavored Whiskey Leadership: In 2017, we created and launched Flavored Bourbon, a bourbon flavored with brown sugar and cinnamon. It quickly grew into one of the fastest-growing flavored whiskeys in the Pacific Northwest and was named “World’s Best Flavored Whiskey” in 2018 and 2019 by Whiskey Magazine in London. In 2020, we sold a majority interest in the brand to an industry group and retained a significant minority position. Following on the success of the Flavored Bourbon brand, and after examining the market, we created Cocoa Bomb chocolate whiskey, a premium flavored whiskey that was tested in a limited distribution in the Pacific Northwest in 2022 and first rolled out for wholesale expansion in 2023. In February 2025 and 2026, Cocoa Bomb was recognized as the “Best Flavored Whiskey in the United States” by Whiskey Magazine, and in March 2025, Cocoa Bomb was also named “World’s Best Flavored Whiskey” at Whiskey Magazine’s global competitions. This was the fourth time we have won these prestigious awards in the flavored whiskey category for the United States and the third time globally.

Stiefel’s Select Aged Whiskey: While we were producing the whiskey products described above, we were aging additional whiskey with the goal of creating bottles of single-barrel selections with specific flavor profiles to appeal to the growing “bourbon hunter” demographic — a subset of whiskey drinkers who seek out small batch and unique high-quality whiskeys. Unlike many new brands entering the premium craft whiskey and bourbon category that rely on sourced liquid for all or a portion of their blends, we produce and age all of our products in-house for our Stiefel’s Select line. Depending on the particular product, ingredients are blends of corn, rye, malted barley, unmalted barley, peated malt and wheat. Once aged in heavy-charred American Oak barrels, the finished product is bottled at 94 to 100 proof. Future releases could also include barrel-strength releases to be priced at the high end of the super-premium range. Each barrel is bottled, hand labeled, and hand numbered with sequentially-numbered bottles. All whiskeys under this brand are aged at least four years and are selected based on stringent tasting protocols we developed. Aged whiskeys are priced at super-premium prices and are frequently supply-constrained due to market demand and the time required to produce these products.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

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●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of our November 2024 initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated in the State of Delaware on April 25, 2019. Heritage Distilling Company, Inc. (“HDC”) was incorporated in the State of Washington on July 19, 2011 to own and operate a network of craft distilleries for the purpose of creating products and services around craft distilling, blending, bottling and marketing premium distilled spirits. On March 4, 2019, as part of a corporate restructuring, HDC became our wholly-owned subsidiary.

In September 2025, we formed IP Strategy, LLC in the State of Nevada to conduct our $IP Token staking business and we filed in Delaware to do business under the name IP Strategy. On February 18, 2026, we changed our corporate name to IP Strategy Holdings, Inc.

We are now a holding company and IP Strategy, LLC and HDC are our operating subsidiaries through which all of our business is conducted. Our principal executive offices are located at 9668 Bujacich Road, Gig Harbor, Washington 98332, and our telephone number is (253) 509-0008. Our website address is https://ipstrategy.co/. Information on our website or accessible through our website is not part of this prospectus

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About This Offering

Common stock outstanding prior to this offering	721,578 shares.

Shares of common stock offered by the Selling Stockholders

Up to 1,375,680 shares of common stock, including (i) 380,540 outstanding shares of common stock and (ii) 995,137 shares of common stock issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders, including 532,214 shares issuable upon the exercise of warrants with an exercise price of $0.20 or less.

Common stock to be outstanding after this offering	1,716,715 shares, assuming the issuance of common stock to be sold hereunder upon the exercise of warrants held by the Selling Stockholders.

Use of proceeds	We are not selling any common stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

Terms of this offering	The Selling Stockholders, including their respective transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “IPST.”

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information under the heading “Risk Factors” in this prospectus and under similar headings in the documents incorporated by reference into this prospectus and the other documents filed after the date hereof that supplement this prospectus. See “Where You Can Find More Information.”

Shares of our common stock to be outstanding upon completion of this offering are based on 721,578 shares of our common stock outstanding as of June 1, 2026, assumes the issuance of the shares of common stock to be sold by the Selling Stockholders hereunder upon the exercise of warrants held by the Selling Stockholders, and excludes as of such date:

●	5 shares of common stock issuable upon the exercise of outstanding stock options issued under our 2019 Equity Incentive Plan with an exercise price of $63,428 per share that expire on or prior to September 2026;

●	Up to 1,200 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches $3,200 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on November 25, 2026;

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●	Up to 2,491 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches $4,800 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on May 25, 2027;

●	Up to 3,126 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches $8,000 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on November 25, 2029;

●	Up to 1,227 shares of common stock issuable upon the exercise of warrants when the VWAP of our common stock over a 10-trading-day period reaches $3,200 per share, provided the warrant holder continuously holds the shares such holder acquired after May 31, 2023 through the date the warrant is exercised, and that will expire on April 1, 2028;

●	Up to 322 shares of common stock issuable upon the exercise of warrants with an exercise price of $1,600 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and that expire in June 2029;

●	Up to 205 shares of common stock issuable upon the exercise of warrants with an exercise price of $1,600 per share that expire in November 2029; and

●	Up to 2,254 shares of common stock issuable upon conversion of our outstanding shares of Series A Preferred Stock (including any bonuses and dividends accrued through June 1, 2026), which shares are convertible at any time unless such conversion would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock.

Except as otherwise noted, all information in this prospectus:

●	gives effect to the 0.57-for-1 reverse stock split of our outstanding shares of common stock that occurred on May 14, 2024, the 1-for-20 reverse stock split of our outstanding shares of common stock that occurred on November 5, 2025 and the 1-for-20 reverse stock split of our outstanding shares of common stock that was effected on April 23, 2026; and

●	assumes no exercise of the outstanding options and warrants described above.

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Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial results and the value of our common stock.

Risks Related to the Offering by the Selling Stockholders

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders in this offering, although we may receive proceeds if the warrants are exercised for cash.

The Selling Stockholders will receive all of the net proceeds from the sale of shares of common stock offered pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders in this offering and therefore will not directly benefit from your purchase of such shares. We will, however, bear the costs and expenses incurred in connection with the registration of these shares of common stock.

To the extent that any outstanding common warrants or pre-funded warrants held by the Selling Stockholders are exercised for cash, we would receive the exercise price of such warrants. However, the holders of the warrants are not obligated to exercise the warrants, and there can be no assurance that any of the warrants will be exercised for cash. If the warrants are exercised on a cashless basis, we will not receive any proceeds from such exercises.

The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of common stock issuable upon exercise of outstanding warrants), or the perception that such sales may occur, may cause the market price of our securities to decline significantly.

The shares of common stock offered for resale by the Selling Stockholders in this prospectus represent approximately 53% of total common stock outstanding as of June 1, 2026. The amount of common stock offered for resale by the Selling Stockholders exceeds the number of shares of common stock currently outstanding because a significant portion of the shares of common stock offered for resale are not currently outstanding and are issuable upon the exercise of outstanding warrants or restricted stock units. The sale of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our common stock.

We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. You can identify these statements by the fact that they do not relate strictly to historical or current events. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. We have tried, wherever possible, to identify such statements by using words such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could,” “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative thereof or variations thereon or similar terminology relating to the uncertainty of future events or outcomes. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	risks related to our acceptance, acquisition, holding, use or disposal of Story $IP Tokens (“$IP Tokens”) or other cryptocurrencies, including how the pricing volatility of such cryptocurrencies may affect our balance sheet or profit or loss;

●	our ability to manage our $IP Tokens and to create additional revenue as a validator of $IP Tokens or by staking $IP Tokens;

●	our ability to hire additional personnel and to manage the growth of our business;

●	our ability to continue as a going concern;

●	our reliance on our brand name, reputation and product quality;

●	our ability to adequately address increased demands that may be placed on our management, operational and production capabilities;

●	the effectiveness of our advertising and promotional activities and investments;

●	our reliance on celebrities to endorse our products and market our brands;

●	general competitive conditions, including actions our competitors may take to grow their businesses;

●	fluctuations in consumer demand for craft spirits;

●	overall decline in the health of the economy and consumer discretionary spending;

●	the occurrence of adverse weather events, natural disasters, public health emergencies, including the COVID-19 pandemic, or other unforeseen circumstances that may cause delays to or interruptions in our operations;

●	risks associated with disruptions in our supply chain for raw and processed materials, including glass bottles, barrels, spirits additives and agents, water and other supplies;

●	disrupted or delayed service by the distributors we rely on for the distribution of our products;

●	our ability to successfully execute our growth strategy, including continuing our expansion in our Tribal Beverage Network and direct-to-consumer sales channels;

●	quarterly and seasonal fluctuations in our operating results;

●	anticipated accounting recognition associated with reports generated for us by outside valuation experts as they relate to the treatment of and accounting for the exchange of certain convertible promissory notes into common stock and prepaid warrants;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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●	our ability to protect our trademarks and other intellectual property rights, including our brands and reputation;

●	our ability to comply with laws and regulations affecting our business, including those relating to the manufacture, sale and distribution of spirits and other alcoholic beverages;

●	the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions;

●	claims, demands and lawsuits to which we are, and may in the future, be subject and the risk that our insurance or indemnities coverage may not be sufficient;

●	our ability to operate, update or implement our IT systems;

●	our ability to successfully pursue strategic acquisitions and integrate acquired businesses, products, services or brands;

●	our ability to implement additional finance and accounting systems, procedures and controls to satisfy public company reporting requirements;

●	our potential ability to obtain additional financing when and if needed;

●	the potential liquidity and trading of our securities;

●	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices; and

●	other circumstances and risks identified in this prospectus or referenced from time to time in our filings with the SEC.

The occurrence of the events described, and the achievement of expected results, depend on many events, some or all of which are not predictable or within our control. These and many other factors could affect our future operating results and financial condition and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by us or on its behalf.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our or our officers’ current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to certain risks and uncertainties. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so, and we disclaim any obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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ISSUANCE OF SECURITIES TO SELLING STOCKHOLDERS

Offering of Pre-Funded Warrants

On August 15, 2025, we sold in a private placement to institutional and accredited investors Pre-Funded Warrants to purchase an aggregate of 925,947 shares of common stock at a purchase price of $241.72 per share less $0.04, or $241.68 per Pre-Funded Warrant, for an aggregate purchase price of $223.8 million, before deducting placement agent fees and other offering expenses. Included among the purchasers in the offering were Story Foundation, which purchased Pre-Funded Warrants to purchase 269,454 shares of common stock; Justin Stiefel, our Chairman and Chief Executive Officer, who purchased Pre-Funded Warrants to purchase 8,274 shares of common stock; and Andrew Varga, a director of our company, who purchased Pre-Funded Warrants to purchase 750 shares of common stock.

Of the total $223.8 million purchase price for the Pre-Funded Warrants, $35.5 million was paid in cash, $59.5 million was paid in the cryptocurrency stablecoin commonly referred to as USDC (“USDC”), based on a purchase price of $1.00 per USDC, and $128.8 million was paid in $IP Tokens, which were valued for purposes of such offering at (i) $5.2413 (representing a 20% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of the Story Core Contributors (as defined in the subscription agreements for such offering), (ii) $3.40 (representing an approximately 48% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of Story Foundation, or (iii) $6.5516 (the reported closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of all other purchasers.

The Pre-Funded Warrants issued in the offering were originally exercisable to purchase an aggregate of 925,947 shares of common stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.04 per share. Of such Pre-Funded Warrants, Pre-Funded Warrants to purchase an aggregate of 359,042 Pre-Funded Warrant Shares were automatically exercised on September 18, 2025 following receipt of the approval by our stockholders of the issuance of the Pre-Funded Warrants and Pre-Funded Warrant Shares upon exercise thereof. Since September 18, 2025, 43,126 Pre-Funded Warrants have been exercised. The remaining 527,915 Pre-Funded Warrants outstanding are exercisable in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrants are fully exercised. The exercise price of the Pre-Funded Warrants is subject to adjustment for stock dividends, stock splits, recapitalizations and the like. A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result of the approval of the offering of Pre-Funded Warrants by our stockholders on September 18, 2025, a holder of Pre-Funded Warrants may request the permanent suspension of the Beneficial Ownership Limitation from such holder’s Pre-Funded Warrants.

We received net cash proceeds (inclusive of proceeds paid in USDC) of $95.0 million from the offering of Pre-Funded Warrants and used (i) approximately $80.0 million of such net proceeds to purchase $IP Tokens from Story Foundation at a price per $IP Token of $3.40, and (ii) approximately $7.0 million of such net proceeds for the repayment of indebtedness. We used the remaining net proceeds for the payment of outstanding trade payables, working capital and general corporate purposes, and for the establishment of our cryptocurrency treasury operations to the extent consistent with our investment policy as amended or otherwise modified from time to time.

In connection with the offering of Pre-Funded Warrants, we paid to Cantor Fitzgerald & Co. and Roth Capital Partners, LLC, as placement agents for the offering, a cash placement agent fee in the aggregate amount of approximately $4.3 million and issued to such placement agents warrants (the “Placement Agent Warrants”) to purchase an aggregate of 10,767 shares of common stock, initially with an exercise price of $4.00 per share and a five-year term.

In anticipation of the offering, between June 19, 2025 and August 10, 2025, we entered into advisory and implementation agreements (the “Advisory Agreements”) with Open World, Inc. and certain of its management and affiliates, S.Y. Lee, the founder and chief executive officer of PIP Labs, the original creator of Story, and certain other advisors to our company (collectively, the “Advisors”), pursuant to which the Advisors will provide to us certain consulting, strategy and business development services related to our establishment of a treasury function in certain non-security cryptocurrencies, including $IP Tokens. Pursuant to the Advisory Agreements, we issued to certain Advisors, following receipt on September 18, 2025 of stockholder approval of the issuance of such shares, an aggregate of 16,192 shares of common stock and restricted stock units to acquire an aggregate of 6,250 shares of common stock that vest quarterly over 12 months. In addition, we issued to the Advisors warrants (the “Advisory Warrants”) to purchase up to an aggregate of 43,749 shares of common stock for a purchase price of $4.00 per share. The Advisory Warrants contain incidental registration rights, pursuant to which we were required to register the shares of common stock issuable upon exercise of the Advisory Warrants for resale in the registration statement of which this prospectus forms a part.

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The holders of our Pre-Funded Warrants, Placement Agent Warrants, and Advisory Warrants and the shares of common stock we issued to certain of the Advisors or will issue to certain Advisors upon the exercise of Pre-Funded Warrants are included among the Selling Stockholders named in this prospectus, and we have registered under the registration statement of which this prospectus forms a part an aggregate of 934,903 shares of common stock issued to such Selling Stockholders or issuable to such Selling Stockholders upon exercise of the Pre-Funded Warrants, Placement Agent Warrants or Advisory Warrants. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

Purchase, Sale and Exchange of Series B Preferred Stock

Between January 23, 2025 and July 7, 2025, we sold in a private placement to 15 accredited investors an aggregate of 756,854 shares of our Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), with certain investors receiving warrants to purchase an aggregate of 2,130 shares of common stock for $4.00 per share. We received aggregate gross proceeds of $7,568,557 from the sale of Series B Preferred Stock, of which: $2,916,810 for 291,681 shares of Series B Preferred Stock was from cash investors; $4,092,567 for 409,256 shares of Series B Preferred Stock was from the exchange of 284,140 shares of Series A Preferred Stock and related warrants to purchase 189 shares of common stock at $1,600 per share; $392,000 (for 39,200 shares of Series B Preferred Stock with an adjusted conversion price of $189.44 per share of common stock) was from the exchange of prepaid warrants to purchase 1,750 shares of common stock at a value weighted average price (“VWAP”) of $224 per prepaid warrant; and $167,180 (for 16,717 shares of Series B Preferred Stock with a conversion price of $189.44 per share of common stock) was from the exchange of prepaid warrants for the purchase of 819 shares of common stock at a VWAP of $204 per prepaid warrant. The 756,854 shares of Series B Preferred Stock had conversion prices ranging from $189.44 per share to $448.00 per share and a weighted average conversion price of $192.77 per share. Included among the purchasers of the Series B Preferred Stock was Matthew Swann, a director of our company, who purchased 10,000 shares of Series B Preferred Stock.

Each share of Series B Preferred Stock had a purchase price of $10.00 per share and a stated value of $12.00 per share, required the payment of dividends at the rate of 15% per annum of the stated value (or $1.80 per share), and was convertible by the holder at any time following the 180th day following the date of issuance into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the stated value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable conversion price. The Series B Preferred Stock was also mandatorily convertible on such basis on the third anniversary of the initial date of issuance of the Series B Preferred Stock. From July to October 3, 2025, two investors converted an aggregate of 126,981 shares of Series B Preferred Stock into 9,554 shares of common stock. In connection with the closing of our offering of our Pre-Funded Warrants, we exchanged an aggregate of 629,873 shares of Series B Preferred Stock for 2,237 shares of common stock and warrants to purchase an aggregate of 42,505 shares of common stock with an exercise price of $0.04 per share. As of the date hereof, no shares of Series B Preferred Stock are outstanding.

The former holders of our Series B Preferred Stock who exchanged such shares for shares of common stock and warrants are included among the Selling Stockholders included in this prospectus and we have registered an aggregate of approximately 7,763 shares of common stock under the registration statement of which this prospectus forms a part for sale by such security holders. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

Payments of Indebtedness and Payables

Between July 30, 2025 and August 10, 2025, we settled approximately $2.8 million of trade payables by the payment of approximately $1.4 million in cash and the issuance of warrants with an exercise price of $4.00 per share that are exercisable to purchase an aggregate of 12,694 shares of common stock. On August 10, 2025, we settled a trade payable in the amount of $1.0 million by the payment of $450,000 in cash and the issuance of a warrant with an exercise price of $48.00 per share that is exercisable to purchase up to 1,125 shares of common stock.

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On August 18, 2025, we paid in full the approximately $12.6 million of principal and approximately $1.0 million of accrued interest and fees payable on our secured loan from Silverview Credit Partners LP by the payment to Silverview Credit Partners of approximately $7.0 million of the net proceeds of the sale of the Pre-Funded Warrants and the issuance of a warrant with an exercise price of $4.00 per share for the purchase of 10,000 shares of common stock. On September 22, 2025, the warrant was cashlessly exercised for the purchase of 9,900 shares of common stock. The holders of the warrants we issued in August 2025 in settlement of outstanding secured indebtedness and trade payables are included among the Selling Stockholders included in this prospectus and we have registered an aggregate of 11,963 shares of common stock issued or issuable upon the exercise of such warrants under the registration statement of which this prospectus forms a part. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

Acquisition of Thinking Tree Spirits

On February 21, 2024, we completed the acquisition of Thinking Tree Spirits for a purchase price equal to $670,686 plus the assumption of $365,000 of indebtedness. We paid the purchase price by initially issuing 127 shares of our common stock at the negotiated value of $5,264 per share, which was subject to adjustment to the price per share at which our common stock was sold in our initial public offering. As a result of the $1,600 price per share at which our common stock was sold in our initial public offering, in September 2025, we issued to certain of the former stockholders of Thinking Tree Spirits an additional 2,224 shares of common stock. The recipients of such additional shares of common stock are included among the Selling Stockholders included in this prospectus and we have registered an aggregate of 2,224 shares of common stock issued in connection with our acquisition of Thinking Tree Spirits under the registration statement of which this prospectus forms a part. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

Other Common Stock and Warrant Issuances

During 2022, we issued multiple unsecured convertible promissory notes (the “2022 Convertible Notes”) with aggregate net cash proceeds of approximately $10,740,000 and aggregate principal sum of $14,599,523 to various new and existing investors. In connection with the issuance of the 2022 Convertible Notes, we issued to the purchasers warrants (the “2022 Warrants”) to purchase an aggregate of 908,334 shares of common stock at an original exercise price equal to 100% of the price per share at which our common stock was to be sold in our initial public offering of common stock and an expiration date of July 31, 2027. In April 2024, pursuant to the terms of a waiver agreement we entered into with the holders of the 2022 Warrants, the strike price of the 2022 Warrants became fixed at a negotiated fixed, non-adjustable price of $6.00 per share.

As of July 5, 2024, we raised $500,000 from an investor under the terms of a July 2024 accounts receivable factoring arrangement. Additionally, the investor received a five-year warrant to purchase an aggregate of 208 shares of common stock at a fixed, non-adjustable price of $6.00 per share (the “Factoring Warrants”).

The holders of the 2022 Warrants and the Factoring Warrants are included among the Selling Stockholders included in this prospectus and we have registered an aggregate of 412,540 shares of common stock issued or issuable upon the exercise of such warrants under the registration statement of which this prospectus forms a part. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

On June 5, 2024 and May 22, 2025, we granted to certain of our officers, directors, and an advisor restricted stock units for an aggregate of 4,725 shares of common stock. These awards fully vested on May 24, 2025 and May 22, 2025, respectively, and the underlying shares were issued upon vesting. On September 25, 2025, we granted 6,250 restricted stock units to an advisor that vest quarterly over one year. On October 18, 2025, 1,562 shares of common stock were issued upon the vesting of a portion of such award. The holders of the common stock issued upon the vesting of such restricted stock units are included among the Selling Stockholders included in this prospectus and we have registered an aggregate of 6,287 shares of common stock issued upon such vesting under the registration statement of which this prospectus forms a part. Such shares of common stock may be sold from time to time by such Selling Stockholders pursuant to this prospectus.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the outstanding warrants that are exercisable for a number of the shares of common stock to be sold by the Selling Stockholders hereunder, which, if exercised in cash at the current exercise price with respect to all such warrants, would result in gross proceeds to us of approximately $2,743,000. The proceeds from such warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether any of such warrants will be exercised, and it is possible that some or all of such warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts, and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the common shares offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock, certain provisions of our certificate of incorporation and our bylaws and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 995,000,000 shares of capital stock, of which 985,000,000 shares are common stock, par value $0.0001 per share, and 10,000,000 shares are preferred stock, par value $0.0001 per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock and 850,000 shares have been designated Series B Convertible Preferred Stock. Of the designated Series A Convertible Preferred Stock, 210,700 are issued and outstanding, and no shares of the Series B Convertible Preferred Stock are outstanding.

Common Stock

Voting, Dividend and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on the determination of our board of directors as to whether, considering our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of one-third of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights. Under our certificate of incorporation, as amended, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors is authorized to issue shares of preferred stock without shareholder approval.

Series A Convertible Preferred Stock

In May 2024, our board of directors designated 500,000 shares of our authorized shares of preferred stock as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock has a stated value of $12.00 per share (the “Series A Stated Value”). As of June 1, 2026, 210,700 shares of Series A Preferred Stock were issued and outstanding.

Dividends. The holders of Series A Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series A Preferred Stock at the rate of 15% per annum of the Series A Stated Value (or $1.80 per share) payable if and when declared by our board of directors or upon conversion or redemption of the Series A Preferred Stock. Dividends on the Series A Preferred Stock may be paid by us in cash, by delivery of shares of common stock or through a combination of cash and shares of common stock. If paid in common stock, the holder will receive a number of shares of common stock equal to the quotient of 110% of the accrued dividends to be paid in common stock divided by the Series A Conversion Price (as defined below). We may make payments of dividends in common stock only if the average closing price of our common stock over the five trading days preceding the dividend payment date is at or above the Series A Conversion Price.

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Voting Rights. Holders of the Series A Preferred Stock have no voting rights except in connection with a proposed amendment to the terms of the Series A Preferred Stock or as required by law.

Optional Conversion. Each share of Series A Preferred Stock may be converted at any time at the election of the holder into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series A Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then applicable Series A Conversion Price. The “Series A Conversion Price” is $1,600 per share, the price per share at which our common stock was sold in our November 2024 initial public offering. However, a holder (together with its affiliates) may not convert any of such holder’s shares of Series A Preferred Stock to the extent that the holder (together with its affiliates) would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after conversion, as such percentage ownership is determined in accordance with the terms of the Series A Preferred Stock.

Mandatory Conversion. Each share of Series A Preferred Stock will automatically be converted on June 15, 2027 into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Series A Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable Series A Conversion Price.

Redemption. At the option of our board of directors, we may redeem the outstanding shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefore. The redemption price per share for shares of Series A Preferred Stock redeemed will be an amount equal to 110% of the sum of (i) the Series A Stated Value, plus (ii) the amount of the aggregate dividends then accrued on such share of Series A Preferred Stock and not previously paid. We will provide not less than 30 nor more than 60 days prior notice to the holders of any shares of Series A Preferred Stock to be redeemed.

Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to stockholders before any payment will be made to the holders of any other shares of our capital stock, including our common stock, by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (i) 110% of the sum of (a) the Series A Stated Value, plus (b) the amount of the aggregate dividends then accrued on such share of Series A Preferred Stock and not previously paid, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up.

Outstanding Warrants

As of June 1, 2026, the following warrants were outstanding:

●	Warrants to purchase up to 205 shares of common stock with an exercise price equal to $1,600 per share that are exercisable at any time and that expire on November 21, 2029;

●	Warrants to purchase up to 412,540 shares of common stock with an exercise price equal to $6.00 per share, which are fixed and non-adjustable for stock splits, stock dividends or any other reason, that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and that expire between August 2027 and August 2029;

●	Warrants to purchase up to 1,200 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches $3,200 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on November 25, 2026;

●	Warrants to purchase up to 2,491 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches $4,800 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on May 25, 2028;

●	Warrants to purchase up to 3,126 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches $8,000 per share, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on November 25, 2029;

●	Warrant to purchase up to 1,227 shares of common stock issuable upon the exercise of warrants that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches $3,200 per share, provided the warrant holder continuously holds the shares such holder acquired after May 31, 2023 through the date the warrant is exercised, and that will expire on April 1, 2028;

17

●	Warrants to purchase up to 322 shares of common stock with an exercise price equal to $1,600 per share and are subject to mandatory cashless exercise after June 15, 2027 if the closing price of our common stock for a period of five consecutive trading days equals or exceeds $1,600 per share. These warrants are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on June 15, 2029;

●	Warrants to purchase up to 1,054 shares of common stock with an exercise price equal to $4.00 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on February 21, 2030;

●	Warrants to purchase up to 2,063 shares of common stock with an exercise price equal to $4.00 or $48.00 per share. These warrants are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on July 30, 2030;

●	Warrants to purchase up to 2,263 shares of common stock with an exercise price equal to $0.04 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on August 8, 2030;

●	Warrants to purchase up to 2,036 shares of common stock with an exercise price equal to $0.04 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on August 8, 2030;

●	Warrants to purchase up to 23,374 shares of common stock with an exercise price equal to $4.00 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and expire on August 10, 2030;

●	Warrants to purchase up to 13,125 shares of common stock with an exercise price equal to $4.00 per share that vest monthly over 12-months, becoming fully vested on August 10, 2026, and expire on August 10, 2030;

●	Pre-Funded Warrants to purchase up to 523,779 shares of common stock with an exercise price equal to $0.04 per share that are exercisable at any time unless such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock and have no expiration date;

●	Warrants to purchase up to 10,767 shares of common stock with an exercise price equal to $4.00 per share that are exercisable at any time and expire on August 15, 2030; and

●	Warrants to purchase up to 4,136 shares of common stock with an exercise price equal to $0.002 per share that are exercisable at any time and have no expiration date.

Pursuant to the terms of such warrants, except as otherwise noted above, the applicable exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Options

As of June 1, 2026, we had outstanding options to purchase an aggregate of 5 shares of our common stock with a weighted-average exercise price of $63,428 per share that expire between June 2026 and September 2026, all of which were issued under the 2019 Plan.

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Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (“DGCL”). Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We plan on obtaining directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification of Officers and Directors

Our certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors pursuant to a resolution adopted by the majority of the board of directors.

Supermajority Vote of Stockholders. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of all of our outstanding shares of voting stock, voting together as a single class, to amend, alter, change or repeal our bylaws or certain provisions of our certificate of incorporation.

Removal of Directors; Vacancies. Our bylaws provide that a director may be removed for cause by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Amendment of Bylaws. Our bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock. Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, 23rd Floor, New York, New York 10005 and its telephone number is (800) 468-9716.

19

SELLING STOCKHOLDERS

The table below sets forth the following information regarding the Selling Stockholders as of June 1, 2026:

●	the number of shares of common stock owned by each Selling Stockholder prior to this offering, giving effect to the beneficial ownership limitations, if any, contained in any securities that may be exercised to purchase or converted into shares of common stock owned by each Selling Stockholder;

●	the number of shares of common stock to be offered by each Selling Stockholder in this offering;

●	the number of shares of common stock to be owned by each Selling Stockholder assuming the sale of all of the shares of common stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of common stock to be owned by each Selling Stockholder assuming the sale of all of the shares of common stock covered by this prospectus, after giving effect to the beneficial ownership limitations, if any, contained in any securities that are convertible into, or exercisable to purchase, shares of common stock, based on the number of shares of common stock issued and outstanding as of June 1, 2026.

Except as described above, the number of shares of common stock beneficially owned by each Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Stockholder has the right to acquire within 60 days of June 1, 2026.

The outstanding shares of common stock that may be offered by certain Selling Stockholders hereunder, and the shares of common stock that may be offered by certain Selling Stockholders hereunder upon the exercise by such Selling Stockholders of outstanding warrants or the settlement of outstanding restricted stock units, were previously issued in private placement transactions by our company. Descriptions of the private placement transactions in which we issued such outstanding shares of common stock, warrants or restricted stock units are set forth above under the caption “Issuance of Securities to Selling Stockholders.”

All information with respect to the common stock ownership of each Selling Shareholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, each Selling Stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it. Because the Selling Stockholders may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that each Selling Stockholder will sell all of the shares of common stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of common stock that it presently owns. No Selling Stockholder has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of common stock or other securities.

The term “Selling Stockholders” also includes any pledgees, donees, transferees or other successors in interest to the Selling Stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has voting power and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named Selling Stockholders who are able to use this prospectus to resell the securities registered hereby.

Any Selling Stockholders who are broker-dealers or affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock in violation of the Securities Act.

20

Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ methods of distributing these securities.

	Shares beneficially owned before this offering		Maximum number of Shares to be offered pursuant to this prospectus		Shares beneficially held immediately after this offering
Name of Selling Stockholder	Number of Shares	Approximate percentage of outstanding Shares(1)	Number of Shares(1)	Approximate percentage of outstanding Shares(1)	Number of Shares(1)	Approximate percentage of outstanding Shares(1)
37North Capital SPV 11, LLC(2)	5,999	*	5,999	*	—	—
AAA Alpha Advisors Alliance LLC(3)	4,045	*	4,045	*	—	—
Aaron Marciano	45	*	45	*	—	—
ABLAST Investments LLC(4)	8,699	1.21%	8,673	1.20%	26	*
Acacia Advisors Inc.(5)	5,171	*	5,171	*	—	—
Adam Patel	414	*	414	*	—	—
Andrew Varga	386	*	255	*	131	*
Andrew Varga Charles Schwab & Co IRA	750	*	750	*	—	—
Anson Investments Master Fund LP(6)	37,937	4.99%	148,208	17.04%	—	—
Anthony Torrente(7)	45	*	45	*	—	—
Arrington XRP Capital Fund, LP(8)	20,685	2.87%	20,685	2.87%	—	—
Benjamin Sternberg	1,562	*	1,562	*	—	—
Berggruen Holdings Ltd.(9)	20,685	2.87%	20,685	2.87%	—	—
Bernath Family Trust dtd 10/11/13(10)	128	*	124	*	4	*
Beth Marker	395	*	243	*	152	*
Bloccelerate VC Fund II LP(11)	827	*	827	*	—	—
Bonnie Pasquarelli	85	*	82	*	3	*
Brisk Thrive International Limited(12)	2,069	*	2,069	*	—	—
Bryson Womack & Jaimelyn Womack	8	*	8	*	—	—
Cantor Fitzgerald & Co.(13)	3,768	*	3,768	*	—	—
CFO Selections LLC(14)	37	*	37	*	—	—
Christopher H. Smith	261	*	255	*	6	*
CNK Fund IV, L.P.(15)	725	*	725	*	—	—
CNK Seed Fund I, L.P.(16)	3,411	*	3,411	*	—	—
CoinFund Liquid Opportunities LP(17)	3,703	*	3,703	*	—	—
Constantine IHSV, LLC(18)	8,274	1.15%	8,274	1.15%	—	—
Dale Williams Rev Tr dtd June 20, 2017(19)	47	*	43	*	4	*
Daniel P. Cates	254	*	230	*	24	*
Daniel B. Cathcart(20)	37,937	4.99%	64,263	8.18%	—	—
Danielle Perkins	393		282	*	111	*
dao5 capital fund L.P.(21)	24,822	3.449%	24,822	3.44%	—	—
Distributed Protocols Pte. Ltd.(22)	12,411	1.72%	12,411	1.72%	—	—
Ed Emberlin	106	*	98	*	8	*
Elizabeth St. Clair & James St. Clair	24	*	23	*	1	*
Elune Capital Limited(23)	12,411	1.72%	12,411	1.72%	—	—
Emily Anderson Jensen	517	*	473	*	44	*
Eric Trabert(24)	122	*	103	*	19	*
Eric Trevan	268	*	255	*	13	*
FON Consulting, LLC(25)	3,332	*	197	*	—	—
Goal Capital, Inc.(26)	2,532	*	2,500	*	32	*
Gratia Capital Concentrated Master Fund Ltd(27)	1,391	*	1,034	*	357	*
GundyCo ITF XIB International Master Fund(28)	1,655	*	1,655	*	—	—
Hannah Morgan Austin	18	*	17	*	1	*
IRTH Communications, LLC(29)	3,661	*	3,661	*	—	—
Jacob Hoffman	48	*	45	*	3	*
Jeffery D. Desler(30)	616	*	602	*	14	*
Jeffrey P. Wensel	378	*	310	*	68	*
Jennifer Stiefel	1,257	*	657	*	600	*
Jim Kielblock	29	*	26	*	3	*
JMT Holdings LLC(31)	83	*	83	*	—	—
John Davey and Susan Davey(32)	416	*	320	*	96	*
John Friess	4,194	*	3,862	*	332	*
Justin Stiefel	3,883	*	705	*	3,178	*
KCSA Strategic Communications(33)	187	*	187	*	—	—
Kennan Hand	102	*	94	*	8	*
Kirk Martin(34)	4,214	*	4,167	*	—	—
Kyung Kon Kim	20,685	2.87%	20,685	2.87%	—	—
Lantern Management Fund LP(35)	4,137	*	4,137	*	—	—
Laura Baumann(36)	211	*	210	*	—	—
Lead Accelerating Limited(37)	20,685	2.87%	20,685	2.87%	—	—
Mark Frohnmayer	9	*	9	*	—	—
Matthew J. Swann(38)	928	*	886	*	42	*
Merkle Tree Markets Ltd(39)	20,685	2.87%	20,685	2.87%	—	—
Michael Carrosino	2,714	*	1,056	*	1,658	*
Michael Cates(40)	88	*	88	*	—	—
Michael Lynch	49	*	47	*	2	*
Mike Hedrei	1,176	*	331	*	845	*
Neoclassic Venture Partners Master Fund I LP(41)	2,068	*	2,068	*	—	—
Nicholas Van Newkirk	1,905	*	1,905	*	—	—
Nicole Joyce	189	*	183	*	6	*
Nigel Guy West	24	*	23	*	1	*
Noble Food Group, Inc.(42)	376	*	221	*	155	*
Open World, Inc.(43)	36,766	4.99%	42,286	5.70%	—	—
Paul Chan	827	*	827	*	—	—
Peter Abskharon(44)	3,214	*	3,174	*	40	*
Peter Wergeland & Roxanne Wergeland	185	*	174	*	11	*
Peter William Stewart Skei	18	*	17	*	1	*
Polar Multi-Strategy Master Fund(45)	8,274	1.15%	8,274	1.15%	—	—
Preston H. Haskell(46)	30,000	3.99%	30,000	3.99%	—	—
Pretty Good Stuff Inc.(47)	8,274	1.15%	8,274	1.15%	—	—
Principled Solutions, Inc.(48)	43	*	43	*	—	—
Professional Trading Services S.A.(49)	2,069	*	2,069	*	—	—
Protos Cryptocurrency Fund Ltd.(50)	8,274	1.15%	8,274	1.15%	—	—
Pryor Cashman LLP(51)	1,125	*	1,125	*	—	—
RCA Financial Partners Inc.(52)	2,500	*	2,500	*	—	—
Richard Ma	4,137	*	4,137	*	—	—
Roth Capital Partners, LLC(53)	6,999	*	6,999	*	—	—
Scott Baker & Laura Baker	37	*	35	*	2	*
SENTINEL CREST LLC(54)	3,545	*	3,545	*	—	—
Series F Liquid Opportunities LP(55)	434	*	434	*	—	—
Seung Yoon Lee(56)	37,740	4.99%	224,743	23.84%	—	—
Shuttle Protocol LLC(57)	413	*	413	*	—	—
Silverview Special Situations Lending Corporate Warrants LP(58)	9,900	2.07%	9,900	1.37%	—	—
SLN Capital Limited(59)	36,781	4.99%	41,370	5.58%	—	—
Starve Ups Fund II, LLC(60)	21	*	20	*	1	*
Stephen Cates(61)	127	*	88	*	39	*
Stewart Family Trust dtd 10/14/04, as Amended & Restated 4/3/20(62)	18	*	17	*	1	*
Story Foundation(63)	37,937	4.99%	272,556	27.42%	—	—
Syncracy Master Fund I Ltd(64)	20,685	2.87%	20,685	2.87%	—	—
Tamara Eileen Crosby & Jeffrey David Andrews	36	*	35	*	1	*
Taranveer Singh Sabharwal(65)	37,285	4.99%	41,370	5.51%	—	—
Tephra Digital Master Fund Ltd.(66)	1,034	*	1,034	*	—	—
Tiburon Opportunity Fund L.P.(67)	36,609	4.99%	165,902	18.69%	—	—
Transcend Partners, LLC(68)	2,069	*	2,069	*	—	—
Troy Alstead	286	*	255	*	31	*
Unicorn Capital Partners LLC(69)	3,584	*	186	*	3,398	*
Vicelife Ventures LLC(70)	832	*	832	*	—	—
Victor Weijey Cheng	4,137	*	4,137	*	—	—
Xia Edmond	8,274	1.15%	8,274	1.15%	—	—
Xiaodong Zhang	8,274	1.15%	8,274	1.15%	—	—
Yingkai Xu	2,482	*	2,482	*	—	—

* less than 1%.

21

(1)	Applicable percentage ownership is based on 721,578 shares outstanding as of June 1, 2026. To calculate a stockholder’s percentage of beneficial ownership, we include in the denominator (i) the common stock outstanding plus (ii) those shares of common stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own and in the numerator all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person that are exercisable or will come into existence within 60 days of June 1, 2026. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name. Maximum number of shares to be offered pursuant to this prospectus includes shares of common stock issuable upon the exercise of warrants that are not currently exercisable or exercisable within 60 days. Percentage calculation does not give effect to provisions in all outstanding warrants that provide that such warrants may not be exercised at any time that the holder thereof beneficially owns 4.99% or more of the outstanding common stock.
(2)	Number of Shares to be offered pursuant to this prospectus consists of 5,213 shares of common stock and 786 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Russell Stanley and Christopher Thunen are the natural control persons of 37North Capital SPV 11, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of 37North Capital SPV 11, LLC is 71 Liberty Ship Way, Sausalito, CA 94965.
(3)	Armando Soto is the natural control person of AAA Alpha Advisors Alliance LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of AAA Alpha Advisors Alliance LLC is 777 Brickell Avenue, Suite 500, Miami, FL 33131.
(4)	Ben Sternberg is the natural control person of ABLAST Investments LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of ABLAST Investments LLC is 7215 SE 32nd St., Mercer Island, WA 98040.
(5)	Matthew Shaw is the natural control person of Acacia Advisors Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Acacia Advisors Inc. is Suite 3119, 9 Forum Lane, Camana Bay, PO Box 144, Grand Cayman KY1-9006, Cayman Islands.
(6)	Shares beneficially owned or held represent 37,937 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 110,271 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares held by Anson. Tony Moore is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(7)	Number of Shares to be offered pursuant to this prospectus consists of 45 shares of common stock issuable upon exercise of warrants that may be exercised at any time.
(8)	J. Michael Arrington is the natural control person of Arrington XRP Capital Fund, LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Arrington XRP Capital Fund, LP is 382 NE 191st St., Suite 52895, Miami, FL 33179.
(9)	Justin Topilow is the natural control person of Berggruen Holdings Ltd. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Berggruen Holdings Ltd. is Falcon Cliff, Palace Road, Douglas IM2 4LB Isle of Man, IM24LB.
(10)	Michael Bernath is the trustee of the Bernath Family Trust dated 10/11/2013 and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares held by the trust. The business address of the Bernath Family Trust is c/o 11010 Harbor Hill Drive #B-308, Gig Harbor, WA 98332.
(11)	Theodore Fields is the natural control person of Bloccelerate VC Fund II LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Bloccelerate VC Fund II LP is 440 Monticello Ave., Suite 1802, PMB 63927, Norfolk, VA 23510.
(12)	Yat Siu is the natural control person of Brisk Thrive International Limited and may be deemed to have voting and dispositive power with respect to the shares. The business address of Brisk Thrive International Limited is 28/F Landmark South, 39 Yip Kan Street, Hong Kong.
(13)	Number of Shares to be offered pursuant to this prospectus consist of 3,768 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities reported herein. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Howard W. Lutnick is the trustee of the sole stockholder of CFGM and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. On May 16, 2025, Howard W. Lutnick, in his capacity as trustee of a trust, entered into agreements to sell to trusts controlled by Brandon G. Lutnick all of the voting shares of CFGM. Following the closing of the transactions contemplated by such agreements, Brandon G. Lutnick will be deemed to have voting or dispositive power over the shares reported herein, and Howard W. Lutnick will no longer have voting or dispositive power over such shares.

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(14)	Number of Shares to be offered pursuant to this prospectus consists of 37 shares of common stock issuable upon exercise of warrants. Kevin A Briscoe is the natural control person of CFO Selections LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of CFO Selections LLC is 3150 Richards Rd, Suite 150, Bellevue, WA 98005.
(15)	Marc Andreessen and Ben Horowitz, as managing members of CNK Equity Partners IV, LLC, the general partner of CNK Fund IV, LP, share voting and investment control of the shares held by CNK Fund IV, L.P., which shares are held by CNK Fund IV, L.P. for itself and as nominee for CNK Fund IV-B, L.P., AH 2022 Annual Fund, L.P., AH 2022 Annual Fund-B, L.P., AH 2022 Annual Fund-QC, L.P., and CLF Partners III, L.P., and may be deemed to have voting and dispositive power with respect to the shares. The business address of CNK Fund IV, L.P. is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(16)	Marc Andreessen and Ben Horowitz, the managing members of CNK Equity Partners Seed I, L.L.C., the general partner of CNK Seed Fund I, L.P., share voting and investment control of the shares held by CNK Seed Fund I, L.P., which shares are held by CNK Seed Fund I, L.P. for itself and as nominee for CNK Seed Fund I-B, L.P., AH 2022 Annual Fund, L.P., AH 2022 Annual Fund-B, L.P., AH 2022 Annual Fund-QC, L.P., and CLF Partners III, LP, and may be deemed to have voting and dispositive power with respect to the shares. The business address of CNK Seed Fund I, L.P. is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(17)	Seth Ginns is the natural control person of CoinFund Liquid Opportunities LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of CoinFund Liquid Opportunities LP is 5 Bryant Park, Suite 1003, New York, NY 10018.
(18)	Justin Stiefel is the natural control person of Constantine IHSV, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Constantine IHSV, LLC is 1309 Coffeen Avenue, Suite 1200, Sheridan, WY 82801.
(19)	Dale Williams is the trustee of the Dale Williams Rev Tr dtd June 20, 2017 and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares held by the trust. The business address of the Dale Williams Rev Tr dtd June 20, 2017 is c/o 11010 Harbor Hill Drive #B-308, Gig Harbor, WA 98332.
(20)	Shares beneficially owned or held represent 37,937 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 26,326 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock.
(21)	Tekin Salimi is the natural control person of dao5 capital fund L.P., and may be deemed to have voting and dispositive power with respect to the shares. The business address of dao5 capital fund L.P. is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands VG1110.
(22)	Sungho Kim is the Director and Authorized Signatory of Distributed Protocols, and has been authorized by its Board to execute all documents and take necessary actions on behalf of Distributed Protocols Pte. Ltd. The registered office address of Distributed Protocols Pte. Ltd. is 45, North Canal Road, #01-01 Lew Building, Singapore 059301.
(23)	Yaxi Zhu is the natural control person of Elune Capital Limited, and may be deemed to have voting and dispositive power with respect to the shares. The business address of Elune Capital Limited is Asia Leading Chambers, Road Town, Tortola, British Virgin Islands VG1110.
(24)	Shares beneficially owned or held represent 22 shares of common stock and 100 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(25)	Steven Saltzstein and Leonard Panzer are the natural control persons of FON Consulting, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of FON Consulting, LLC is 1460 Broadway, New York, NY 10036.
(26)	Danny Gravelle is the natural control person of Goal Capital, Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Goal Capital, Inc. is 34 via di Nola, Laguna Niguel, CA 92677.
(27)	Shares beneficially owned or held represent 32 shares of common stock and 1,034 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Steve Pei is the natural control person of Gratia Capital Concentrated Master Fund Ltd and may be deemed to have voting and dispositive power with respect to the shares. The business address of Gratia Capital Concentrated Master Fund Ltd is 11835 W. Olympic Blvd., Suite 385, Los Angeles, CA 90064.
(28)	Abid Patel is the natural control person of GundyCo ITF XIB International Master Fund and may be deemed to have voting and dispositive power with respect to the shares. The business address of GundyCo ITF XIB International Master Fund is Royal Bank Plaza, 200 Bay Street, Suite 2102, PO Box 93, Toronto, ON, Canada M5J2J2.
(29)	Andrew Haag and Robert Haag are the natural control persons of IRTH Communications, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of IRTH Communications, LLC is 401 Wilshire Blvd., 12th Floor Ste. 111, Santa Monica, CA 90401.

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(30)	Shares beneficially owned or held represent 200 shares of common stock and 416 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(31)	Joe Tonnos is the natural control person of JMT Holdings LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of JMT Holdings LLC is 13440 Machiavelli Way, Palm Beach Gardens, FL 33418.
(32)	Shares beneficially owned or held represent 199 shares of common stock and 217 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(33)	Number of Shares to be offered pursuant to this prospectus consists of 187 shares of common stock issuable upon the exercise of warrants. Joseph Septon is the natural control person of KCSA Strategic Communications and may be deemed to have voting and dispositive power with respect to the shares. The business address of KCSA Strategic Communications is 28-24 Steinway Street, PMB 147, Astoria, NY 11103.
(34)	Shares beneficially owned or held represent 47 shares of common stock and 4,167 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(35)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The principal address of the foregoing entities is CO SERVICES CAYMAN LIMITED, Willow House, Cricket Square, Grand Cayman KY1-1001, Cayman Islands.
(36)	Shares beneficially owned or held represent 1 share of common stock and 210 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(37)	Peijiu Li is the natural control person of Lead Accelerating Limited and may be deemed to have voting and dispositive power with respect to the shares. The business address of Lead Accelerating Limited is Room 8607, 86/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, China.
(38)	Shares beneficially owned or held represent 297 share of common stock and 631 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(39)	Simon Peter Smith, in his capacity as Chief Executive Officer of Blockchain.com Group Holdings, Inc. (“Blockchain.com”), is the natural control person of Merkle Tree Markets Ltd. and may be deemed to have voting and dispositive power with respect to the shares. Merkle Tree Markets Ltd. is a wholly-owned subsidiary of Blockchain.com. The business address of Merkle Tree Markets Ltd is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, British Virgin Islands, VG1110.
(40)	Number of Shares to be offered pursuant to this prospectus consists of 3 shares of common stock and 85 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(41)	Michael Bucella is the natural control person of Neoclassic Venture Partners Master Fund I LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Neoclassic Venture Partners Master Fund I LP is Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands, VG1110.
(42)	Shares beneficially owned or held represent 163 shares of common stock and 213 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Bruce Vandenberg is the natural control person of Noble Food Group, Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Noble Food Group, Inc. is 451 E North Bend Way #860, North Bend, WA 98045.
(43)	Shares beneficially owned or held represent 22,286 shares of common stock and 14,480 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include (i) 4,270 shares of common stock issuable upon the exercise of vested warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock or (ii) 1,250 shares of common stock issuable upon the exercise of unvested warrants. Number of Shares to be offered pursuant to this prospectus consists of (i) 22,286 shares of common stock, (ii) 18,750 shares of common stock issuable upon the exercise of vested warrants that may be exercised at any time, and (iii) 1,250 shares of common stock issuable upon the exercise of unvested warrants. Matthew Shaw is the natural control person of Open World, Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Open World, Inc. is 9 Form Lane, Suite 3119, Camana Bay, Grand Cayman KY1-9006, Cayman Islands.
(44)	Shares beneficially owned or held represent 155 shares of common stock and 3,059 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(45)	The shares are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The ultimate natural person who has voting and dispositive power over the shares held by the Polar Fund is Paul Sabourin, Chief Investment Officer of PAMPI. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.

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(46)	Number of Shares to be offered pursuant to this prospectus consists of 30,000 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(47)	John Peurifoy is the natural control person of Pretty Good Stuff Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Pretty Good Stuff Inc. is 1614 N Atlantic Ave., Daytona Beach, FL 32118.
(48)	Number of Shares to be offered pursuant to this prospectus consists of 43 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Thomas S. Dooley is the natural control person of Principled Solutions, Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Principled Solutions, Inc. is 1107 West Bay Drive NW, Suite 201, Olympia, WA 98502.
(49)	Carlo Civelli is the natural control person of Professional Trading Services S.A. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Professional Trading Services S.A. is c/o Niconsult GmbH, Usteristrasse 9, Zürich, Switzerland 8001.
(50)	Philipp Kallerhoff is the natural control person of Protos Cryptocurrency Fund Ltd., and may be deemed to have voting and dispositive power with respect to the shares. The business address of Protos Cryptocurrency Fund Ltd. is c/o Bridgestream Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-1205, Cayman Islands.
(51)	Number of Shares to be offered pursuant to this prospectus consists of 1,125 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Ali Panjwani is the natural control person of Pryor Cashman LLP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Pryor Cashman LLP is 7 Times Square, 40th Floor, New York, NY 10036.
(52)	Number of Shares to be offered pursuant to this prospectus consists of 1,000 shares of common stock and 1,500 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Wayne Andrews is the natural control person of RCA Financial Partners Inc. and may be deemed to have voting and dispositive power with respect to the shares. The business address of RCA Financial Partners Inc. is 1241 Darlington Oak Cir NE, Saint Petersburg, FL 33703.
(53)	Number of Shares to be offered pursuant to this prospectus consists of 6,999 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Byron Roth and Gordon Roth are the natural control persons of Roth Capital Partners, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(54)	Seung Soo Kim is the natural control person of SENTINEL CREST LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of SENTINEL CREST LLC is 17269 Greenwood Pl N, Shoreline, WA 98133.
(55)	Seth Ginns is the natural control person of Series F Liquid Opportunities LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Series F Liquid Opportunities is 5 Bryant Park, Suite 1003, New York, NY 10018.
(56)	Shares beneficially owned or held represent 3,750 shares of common stock and 33,990 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include (i) 186,065 shares of common stock issuable upon the exercise of vested warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock or (ii) 938 shares of common stock issuable upon the exercise of unvested warrants. Number of Shares to be offered pursuant to this prospectus consists of (i) 3,750 shares of common stock, (ii) 220,055 shares of common stock issuable upon the exercise of vested warrants that may be exercised at any time, and (iii) 938 shares of common stock issuable upon the exercise of unvested warrants.
(57)	Mickhale Green is the natural control person of Shuttle Protocol LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Shuttle Protocol LLC is 2247 Park Manor View, Snellville, GA, 30078.
(58)	Adam Hagfors is the natural control person of Silverview Special Situations Lending Corporate Warrants LP and may be deemed to have voting and dispositive power with respect to the shares. The business address of Silverview Special Situations Lending Corporate Warrants LP is 100 South Ashley Drive, Suite 600, Tampa, FL 33602.
(59)	Shares beneficially owned or held represent 21,995 shares of common stock and 14,786 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 4,589 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock George Alexander is the natural control person of SLN Capital Limited and may be deemed to have voting and dispositive power with respect to the shares. The business address of SLN Capital Limited is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands VG1110.
(60)	Kevin DeWhitt is the natural control person of Starve Ups Fund II, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Starve Ups Fund II, LLC is 13384 River Road NE Gervais, OR 97026.
(61)	Shares beneficially owned or held represent 42 shares of common stock and 85 shares of common stock issuable upon the exercise of warrants that may be exercised at any time.
(62)	Milton R. Stewart is the natural control person of the Stewart Family Trust dtd 10/14/04, as Amended & Restated 4/3/20 and may be deemed to have voting and dispositive power with respect to the shares. The business address of the Stewart Family Trust dtd 10/14/04, as Amended & Restated 4/3/20 is 11010 Harbor Hill Drive, #B-308, Gig Harbor, WA 98332.

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(63)	Shares beneficially owned or held represent 37,937 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 234,619 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock. The directors of Story Foundation, Matthew Shaw, Seung Soo Gatsby Kim and Glenn Kennedy, collectively have voting and dispositive power over the shares. All three disclaim beneficial ownership of the shares except to the extent of their pecuniary interests therein, if any. The business address of Story Foundation is 3119 9 Forum Lane, PO Box 144, Camana Bay KY1-9006, Cayman Islands.
(64)	Daniel Cheung and Ryan Watkins are the natural control persons of Syncracy Master Fund I Ltd and may be deemed to have voting and dispositive power with respect to the shares. The business address of Syncracy Master Fund I Ltd is 99 Hudson Street, Floor 5, New York, NY 10013.
(65)	Shares beneficially owned or held represent 12,411 shares of common stock and 24,874 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 4,085 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock.
(66)	Ryan Price and Raghav Chopra are the natural control persons of Tephra Digital Master Fund Ltd. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Tephra Digital Master Fund Ltd. is c/o Tephra Digital LLC, 33 Irving Place, 7th Floor, New York, NY 10003.
(67)	Shares beneficially owned or held represent 25,270 shares of common stock and 11,339 shares of common stock issuable upon the exercise of warrants that may be exercised at any time that the holder beneficially owns 4.99% or less of the outstanding common stock. Does not include 154,563 shares of common stock issuable upon the exercise of warrants that may not be exercised at any time that the holder beneficially owns 4.99% or more of the outstanding common stock. Peter Bortel is the natural control person of Tiburon Opportunity Fund L.P. and may be deemed to have voting and dispositive power with respect to the shares. The business address of Tiburon Opportunity Fund L.P. is 13313 Point Richmond Beach Road NW, Gig Harbor, WA 98332.
(68)	Malcolm Fairbairn is the natural control person of Transcend Partners, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Transcend Partners, LLC is 3972 Happy Valley Road, Lafayette, CA 94549.
(69)	Number of Shares to be offered pursuant to this prospectus consists of 9 shares of common stock and 177 shares of common stock issuable upon the exercise of warrants that may be exercised at any time. Andrew Haag and Robert Haag are the natural control persons of Unicorn Capital Partners LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Unicorn Capital Partners LLC is 1688 Meridian Avenue, Suite 700, Miami Beach, FL 33138.
(70)	Stephan Dalal is the natural control person of Vicelife Ventures LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Vicelife Ventures LLC is 7901 4th Street N #16171, St. Petersburg, FL 33702.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of certain warrants previously issued to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

●	agreements between broker-dealers and the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of IP Strategy Holdings, Inc. as of December 31, 2024 and for the year then ended have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025 and have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of Marcum LLP incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of IP Strategy Holdings, Inc. as of December 31, 2025 and for the year then ended have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025 and have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of CBIZ CPAs P.C. incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 14, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 20, 2026;

●	our Current Reports on Form 8-K filed with the SEC on April 14, 2026, April 16, 2026, April 21, 2026 and May 14, 2026;

●	our definitive proxy statement filed with the SEC on April 29, 2026; and

●	the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 14, 2026, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

IP Strategy, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

(253) 509-0008

Attn: Corporate Secretary

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov or on our website at www.seqll.com/. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market

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Up to 1,375,680 Shares of Common Stock

IP Strategy Holdings, Inc.

 _________________________________

PROSPECTUS

, 2026

 _________________________________

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$10,584.14
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and miscellaneous expenses	*

Total expenses	$10,584.14

*	These fees will depend on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides that no director will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. The Registrant also maintains standard insurance policies that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments we may make to such officers and directors.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the DGCL. The Registrant’s certificate of incorporation provides that the Registrant will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, the Registrant is not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by the Registrant or on its behalf. The Registrant’s bylaws provide that the Registrant will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under DGCL, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

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Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification, and we currently maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gig Harbor, State of Washington, on June 2, 2026.

IP Strategy Holdings, Inc.

By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Justin Stiefel, Jennifer Stiefel and Michael Carrosino, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Justin Stiefel	Chairman and Chief Executive Officer	June 2, 2026
Justin Stiefel	(Principal Executive Officer)

/s/ Michael Carrosino	Executive Vice President, Finance and Chief Financial Officer	June 2, 2026
Michael Carrosino	(Principal Financial and Accounting Officer)

/s/ Jennifer Stiefel	Director	June 2, 2026
Jennifer Stiefel

/s/ Brian Jun	Director	June 2, 2026
Brian Jun

/s/ Christopher H. Smith	Director	June 2, 2026
Christopher H. Smith

/s/ Matthew J. Swann	Director	June 2, 2026
Matthew J. Swann

/s/ Eric S. Trevan, Ph.D.	Director	June 2, 2026
Eric S. Trevan, Ph.D.

/s/ Andrew M. Varga	Director	June 2, 2026
Andrew M. Varga

/s/ Jeffrey P. Wensel	Director	June 2, 2026
Jeffrey P. Wensel, MD., Ph.D.

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EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement
4.1	Form of Indenture
4.2*	Form of Warrant Agreement, including form of Warrant
4.3*	Form of Unit Agreement
4.4*	Form of Pledge Agreement
4.5*	Form of Rights Certificate
5.1	Opinion of Pryor Cashman LLP
23.1	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm
23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.3	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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